EXHIBIT 99.1

ACT Appoints Edward Myles as Chief Financial Officer

Experienced Finance and Operations Executive

to Join Company on June 12, 2013

MARLBOROUGH, Mass. – May 23, 2013 – Advanced Cell Technology, Inc. (“ACT”; OTCQB: ACTC), a leader in the field of regenerative medicine, today announced the appointment of Edward “Ted” Myles, CPA, as Chief Financial Officer and Executive Vice President of Corporate Development. Myles joins the Company with nearly 20 years of progressive finance and operations experience in the life sciences industry.

“Ted joins our team as we plan to list our stock on a national exchange and expand our shareholder base,” commented Gary Rabin, chairman and CEO of ACT. “Our ongoing clinical activities and pre-clinical research show promising results, and it is imperative that the operating team of the Company continue to support these exciting developments. Ted’s experience engaging the life sciences investment community and leading corporate development and operational activities will enhance our ability to advance these programs so that we can continue to achieve clinical milestones.”

Added Myles, “ACT has made remarkable progress resolving the corporate issues that hindered the Company in the past. This provides a sound foundation from which we can build long-term relationships with institutional investors as ACT advances its promising clinical and pre-clinical programs. I look forward to working with the ACT team and with all of the Company’s stakeholders.”

Mr. Myles comes to ACT from PrimeraDx, a privately-held molecular diagnostics company, where he served as Chief Financial Officer and Vice President of Operations. He joined PrimeraDx in 2008, and has helped to lead the company from the proof-of-concept stage to become a fully integrated commercial organization. Prior to joining PrimeraDx, Mr. Myles was the Chief Financial Officer and Senior Vice President of Pressure BioSciences, a Nasdaq-listed, life science tools company. While at Pressure BioSciences he oversaw all compliance activities, transformed the investor relations approach and helped to transition the company into a commercial organization with more than 50 systems installed in the research field. Earlier in his career, Mr. Myles held financial positions with EMD Pharmaceuticals (a subsidiary of Merck KGaA), SG Cowen Securities Corporation, Boston Biomedica and PriceWaterhouseCoopers. He received a master’s degree in business administration, with an emphasis on strategy and corporate finance, from Washington University in St. Louis and a bachelor’s degree in business administration from the University of Hartford. Mr. Myles became a CPA in 1996.

About Advanced Cell Technology, Inc.

Advanced Cell Technology, Inc. is a biotechnology company applying cellular technology in the field of regenerative medicine. For more information, visit http://www.advancedcell.com, or connect with the Comapny on Facebook, Twitter, LinkedIn, Google+, YouTube and SlideShare.

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Forward-Looking Statements

Statements in this news release regarding future financial and operating results, future growth in research and development programs, potential applications of our technology, opportunities for the company and any other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: limited operating history, need for future capital, risks inherent in the development and commercialization of potential products, protection of our intellectual property, and economic conditions generally. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in the company’s periodic reports, including the report on Form 10-K for the year ended December 31, 2012. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. Forward-looking statements are based on the beliefs, opinions, and expectations of the company’s management at the time they are made, and the company does not assume any obligation to update its forward-looking statements if those beliefs, opinions, expectations, or other circumstances should change. There can be no assurance that the Company’s clinical trials will be successful.

Contact:

Investors:
CEOcast, Inc., James Young, 212-732-4300

Press:
ACT Corporate Communications, Bill Douglass, 646-450-3615

or:

Russo Partners, David Schull, 858-717-2310

Editor’s Note: Headshot of Edward Myles is available upon request.

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